UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 16, 2010

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 Fifth Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07  Submission of Matters to a Vote of Security Holders

On June 16, 2010, Premier Financial Bancorp, Inc. (“Premier”) held its annual meeting of shareholders. The results of voting on the resolutions set for in the annual meeting proxy follow:

(a)	Annual meeting of the Shareholders was held June 16, 2010.

(b)	All director nominees were elected.

(c)	There were 2,989,132 broker non-votes reported on non-routine matters voted upon at the meeting.

(d)	Certain matters voted upon at the meeting and the votes cast with respect to such matters are as follows:

(i)      The following were elected as directors of the Company for a term of one year.

Director	Votes Received	Votes Withheld
1. Toney K. Adkins	3,790,137	163,953
2. Hosmer A. Brown, III	3,802,707	151,383
3. Edsel R. Burns	3,821,990	132,100
4. E. V. Holder, Jr.	3,790,162	163,928
5. Keith F. Molihan	3,781,126	172,964
6. Marshall T. Reynolds	3,383,446	570,644
7. Neal Scaggs	3,781,433	172,657
8. Robert W. Walker	3,826,635	127,455
9. Thomas W. Wright	3,804,867	149,223

(ii)     Ratification of Crowe Horwath LLP as independent auditors of the Corporation for 2010. Votes for 6,829,623; votes against 48,488; votes abstained 7,378.

(iii)     Approve advisory (non-binding) proposal on executive compensation.  Votes for 6,618,675; votes against 174,007; votes abstained 92,807.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
(Registrant)

/s/ Brien M. Chase
Date: June 18, 2010                                                  Brien M. Chase, Senior Vice President
  and Chief Financial Officer